Exhibit 10(q)

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
                           1996 ACNIELSEN CORPORATION
                       KEY EMPLOYEES' STOCK INCENTIVE PLAN


This nonqualified stock option agreement (the "Award Agreement") confirms the nonqualified stock option award (the "Award") made as of December 15, 1999, by the Compensation Committee (the "Committee") of the Board of Directors of ACNielsen Corporation (the "Company") under the 1996 ACNielsen Corporation Key Employees' Stock Incentive Plan (the "Plan") to



                               _____________ (the "Participant")


of nonqualified stock options ("Options") to purchase the number of shares of the Company's common stock, par value $0.01 per share, prior to the expiration date(s) and at the option price(s) per share, all as set forth below.


The Options are not intended to be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). These Options may be exercised in whole or in part, from time to time, on or after the date(s) indicated below with respect to (i) those number of shares set forth opposite such date(s), plus (ii) those number of shares as to which the Options could have been exercised earlier but were not so exercised.



      Price           Vesting          Number of         Expiration
    Per Share           Date            Shares              Date
    ---------        ----------       -----------       ------------
     $23.125           12/15/01                           12/15/09
     $23.125           12/15/02                           12/15/09
     $23.125           12/15/03                           12/15/09

An additional tranche of Options (the "Performance Options") is granted hereby as follows:

     Price             Vesting          Number of          Expiration
   Per Share             Date             Shares              Date
  -----------         ---------        -----------        ------------
     23.125            6/15/09                              12/15/09

In the event that, at any time prior to June 15, 2009, the "Fair Market Value" (as defined in the Plan) of the Company's common stock attains $32.75 (the "Target Price") and such Fair Market Value maintains (or exceeds) such price for five consecutive trading days (the "Required Period"), the Performance Options will become exercisable as follows:

      Number of Shares             Performance Vesting Date
     ------------------           --------------------------
                                           12/15/01
                                           12/15/02
                                           12/15/03


In the event the Target Price is attained for the Required Period at any time following a Performance Vesting Date, the Performance Options which would have vested on such Performance Vesting Date had the Target Price been attained for the Required Period prior thereto will become immediately exercisable.

Notwithstanding anything to the contrary in this Award Agreement, upon the acquisition of 80% or more of all outstanding shares of Company common stock pursuant to any tender or exchange offer for shares of Company common stock (other than one made by the Company), whether the Company does or does not support the offer, then all unvested Options will become immediately exercisable. A tender or exchange offer filed with the Securities and Exchange Commission on Form 14D-1 (or successor form) will be treated conclusively as a tender or exchange offer for purposes of this Agreement.

Notwithstanding  anything  to the  contrary  in this Award  Agreement,  upon the occurrence of a "Change in Control" (as such term is defined in the change-in-control agreement entered into by the Participant and the Company), then all unvested Options will become immediately exercisable.

Notwithstanding anything to the contrary in this Award Agreement, upon the termination of the Participant's employment from the Company without "Cause" (as such term is defined in The ACNielsen Corporation Executive Transition Plan), then all unvested Options will (i) become immediately exercisable, (ii) remain exercisable for a two-year period and (iii) terminate thereafter.

The Options are issued in accordance with and are subject to the terms of the Plan, which Plan is incorporated herein by reference, and are exercisable only in accordance with the terms of this Award Agreement and the Plan. In accordance with the terms of the Plan, except as waived by the Committee, these Options are not transferable otherwise than by will or the laws of descent and distribution and are exercisable during the lifetime of the Participant only by the Participant.

IN WITNESS WHEREOF, ACNielsen Corporation has caused this Award Agreement to be executed in duplicate by its officer thereunto duly authorized.

                                                    ACNIELSEN CORPORATION



                                                    By______________________
                                                        Michael P. Connors
                                                          Vice Chairman

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement and acknowledges receipt of (i) a copy of the Plan and its related prospectus and (ii) a copy of the 1998 Annual Report.




-------------                                        ---------------------
    Date                                                   Participant